Exhibit 5.1

HARMON, JONES & SANFORD, LLP

ATTORNEYS AT LAW

17 SEA STREET

P.O. BOX 190

CAMDEN, MAINE 04843-0190

GILBERT HARMON (1910-1998)	TELEPHONE (207) 236-7171

RENDLE A. JONES JOHN J. SANFORD MARY PLATT COOPER	FACSIMILE (207) 236-4107
WEB ADDRESS: HJS-law.com

September 21, 2007

Camden National Corporation

Two Elm Street

Camden, Maine 04843

Re:      Securities Being Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in my capacity as special counsel to Camden National Corporation, a Maine corporation (the “Company”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 1,222,905 shares of common stock, no par value, of the Company (the “Shares”) to be issued to the shareholders of Union Bankshares Company, a Maine corporation (“Union Bankshares”), in connection with the merger of Union Bankshares with and into the Company pursuant to an Agreement and Plan of Merger dated as of August 13, 2007, as amended (the “Merger Agreement”).

I have reviewed such documents and made such examination of law as I have deemed appropriate to give the opinions expressed below. I have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates and other inquiries of officers of the Company.

The opinions expressed below are limited to the Maine Business Corporation Act (which includes applicable provisions of the Maine Constitution and reported judicial decisions interpreting the Maine Business Corporation Act and the Maine Constitution).

Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, upon issuance and delivery in exchange for the shares of common stock of Union Bankshares in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

Rendle A. Jones